Exhibit (d)(4)

Computershare

THE GABELLI UTILITY TRUST

150 Royall Street Suite V
Canton Massachusetts 02021
For information call the Fund
1 800 GABELLI (422 3554)

MR A SAMPLE
DESIGNATION (IF ANY)
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C 1234567890 J N T

Account: 12345678901234
Subscription Rights: 12345678901234

THE GABELLI UTILITY TRUST SUBSCRIPTION RIGHTS CERTIFICATE FOR COMMON SHARES

TO EXERCISE YOUR RIGHTS

If you wish to exercise your rights, you must submit your instructions in the following way:
Option 1) Mail – Complete the instructions, sign and return this Letter of Transmittal in the envelope provided.
Option 2) Internet – Visit the Web Platform at www.computersharecas.com/gabellirights and follow the instructions on the site.

Account Code XXXXXXXXXX **Control Code XXXXXXXXXX**

THIS SUBSCRIPTION RIGHTS OFFERING EXPIRES ON OCTOBER 21, 2024
IN ORDER TO EXERCISE YOUR RIGHTS, YOU MUST COMPLETE BOTH SIDES OF THE CARD.

As the registered owner of this Subscription Certificate, you or your assignee are entitled to subscribe for a number of common shares, par value $0.001 (the "Common Shares"), of The Gabelli Utility Trust (the "Fund") pursuant to the primary subscription privilege (the "Primary Subscription Right") and upon the terms and conditions and at the Subscription Price for each Common Share specified in the prospectus supplement relating thereto (the "Prospectus Supplement"). Under the Over-Subscription Privilege, additional Common Shares may be purchased by a Rights holder if such Common Shares are available and the holder's Primary Subscription Rights have been exercised to the fullest extent possible. The Board of Directors has the right, in its absolute discretion, to eliminate the Over-Subscription Privilege with respect to the Common Shares available for purchase pursuant to the Over-Subscription Privilege (the "Over-Subscription Shares") if it considers doing so to be in the best interest of the Fund. The Board of Directors may make that determination at any time, without prior notice to Rights holders or others, up to and including the fifth day following the Expiration Date.

THE SUBSCRIPTION RIGHT IS TRANSFERABLE

Payment must be in United States dollars, whereby only checks drawn on a bank located in the continental United States and made payable to The Gabelli Utility Trust will be accepted. Please reference your rights card control number on your check.

The registered owner of this Subscription Certificate named above, or assigns, is entitled to the number of Rights shown below to subscribe for Common Shares of The Gabelli Utility Trust in the ratio of one Common Share for each five (5) Rights, pursuant to the Primary Subscription Right and upon the terms and conditions and at the price for each Common Share specified in the Prospectus Supplement. Registered owners of the Fund's Common Shares will receive Common Shares purchased pursuant to the Primary Subscription Right and the Over-Subscription Privilege via an uncertificated share credit to their existing account(s). Any refund in connection with an over-subscription will be delivered as soon as practicable after the Expiration Date and after all oversubscription allocations, if any, have been effected. This Subscription Certificate may be transferred in the same manner and with the same effect as in the case of a negotiable instrument payable to specific persons, by duly completing and signing the assignment on the reverse side hereof. This Subscription Certificate shall be governed by and construed in accordance with the laws of the State of Delaware. To subscribe pursuant to the Primary Subscription Right, five (5) Rights and the Subscription Price are required for each Common Share. To subscribe for additional Common Shares pursuant to the Over-Subscription Privilege, the Subscription Price is required for each Common Share, subject to the terms of the Over-Subscription Privilege as described in the Prospectus Supplement. Payment of $5.00 per Common Share must accompany the Subscription Certificate.

ADDITIONAL INFORMATION

For a more complete description of the terms and conditions of this Rights Offering, please refer to the Fund's Prospectus Supplement. Additional copies of the Prospectus Supplement are available upon request from The Gabelli Utility Trust, at 914-921-5070. You are encouraged to contact The Gabelli Utility Trust if you have any questions concerning this Rights Offering.

Holder ID	COY	Class	Rights Qty Issued	Rights Cert #
123456789	XXXX	Subscription Rights	XXX.XXXXXX	12345678

Signature of Owner and U.S. Person for Tax Certification

Signature of Co-Owner (if more than one registered holder listed)

Date (mm/dd/yyyy)

1 2 3 4 5 6 7 8 C L S X R T 2 C O Y C

041K4B

C. Total Amount Enclosed: . To subscribe for Common Shares you must present to Computershare Trust Company, N.A. (the “Subscription Agent” or “Computershare”), prior to 5:00 p.m., Eastern time, on the Expiration Date of October 21, 2024 (unless extended), either: (a) a properly completed and executed Subscription Certificate and payment as described herein for the number of Common Shares subscribed for under the Primary Subscription Right (and, if you are a Record Date Shareholder electing to exercise the Over-Subscription Privilege, pursuant to the terms of the Over-Subscription Privilege); or (b) a notice of guaranteed delivery (the “Notice of Guaranteed Delivery”) guaranteeing delivery of a properly completed and executed Subscription Certificate. You will have no right to rescind a purchase after the Subscription Agent has received a properly completed and executed Subscription Certificate and payment by means of a check. To subscribe for your primary Common Shares, please complete line “A” on the card below. If you are not subscribing for your full Primary Subscription Right, check box “D” below, and we will attempt to sell any remaining unexercised Rights. There can be no assurance that unexercised Rights will be sold, or regarding the costs or proceeds that will result from any completed sales. To subscribe for any Over-Subscription Shares, please complete line “B” below. Please Note: Only Record Date Shareholders who have exercised their Primary Subscription Right in full may apply for Common Shares pursuant to the Over-Subscription Privilege. Payment for Shares: Full payment for Common Shares purchased pursuant to both the Primary Subscription Right and the Over-Subscription Privilege must accompany this Subscription Certificate or Notice of Guaranteed Delivery. Please reference your rights card control number on your check or Notice of Guaranteed Delivery. If the aggregate Subscription Price paid by a Record Date Shareholder is insufficient to purchase the number of Common Shares that the holder indicates are being subscribed for, or if a Record Date Shareholder does not specify the number of Common Shares to be purchased, then the Record Date Shareholder will be deemed to have exercised first the Primary Subscription Right (if not already fully exercised), and second the Over-Subscription Privilege to the full extent of the payment rendered. If the aggregate Subscription Price paid by a Record Date Shareholder exceeds the amount necessary to purchase the number of Common Shares for which the Record Date Shareholder has indicated an intention to subscribe, then the Record Date Shareholder will be deemed to have exercised first the Primary Subscription Right (if not already fully exercised), and second the Over-Subscription Privilege to the full extent of the excess payment tendered. FOR A MORE COMPLETE DESCRIPTION OF THE TERMS AND CONDITIONS OF THIS RIGHTS OFFERING, PLEASE REFER TO THE FUND’S PROSPECTUS SUPPLEMENT, WHICH IS INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS SUPPLEMENT ARE AVAILABLE UPON REQUEST FROM THE GABELLI UTILITY TRUST, BY CALLING 914-921-5070 OR TOLL FREE AT 800-GABELLI (800-422-3554). Overnight or trackable delivery or electronic submission is encouraged to insure timely delivery. Please complete all applicable information and return to the Subscription Agent: COMPUTERSHARE TRUST COMPANY, N.A. By First Class Mail:By Registered, Certified or Express Mail, or Overnight Courier: ComputershareComputershare c/o Voluntary Corporate Actionsc/o Voluntary Corporate Actions P.O. Box 43011150 Royall Street, Suite V Providence, RI 02940-3011Canton, MA 02021 Delivery of this Subscription Rights Certificate to an address other than as set forth above does not constitute a valid delivery. A. Exercise of Primary Subscription Rights (5 Rights = 1 share) $5.00 per share$_ (no. of shares)(Subscription Price)(Cost for PrimarySubscription Sharespayable in United B. Exercise Over-Subscription Privilege* States Dollars) x$5.00 per share=$(no. of shares)(Subscription Price)(Cost for Over-Subscription Sharespayable in UnitedStates Dollars) The Over-Subscription Privilege may only be exercised if the Primary Subscription Right is exercised in full, and may only be exercised by Record Date Shareholders as described in the Prospectus Supplement. Over-subscriptions may not be accepted by the Fund and are subject to pro rata reductions. =$ __________________ (Cost for Total Subscription Shares payable in United States Dollars) SECTION 1. TO SUBSCRIBE: I acknowledge that I have received the Prospectus Supplement for the Rights Offering and I hereby irrevocably subscribe for the number of Common Shares indicated as the total of A and B hereon upon the terms and conditions specified in the Prospectus Supplement and incorporated by reference herein, receipt of which is acknowledged. I hereby agree that if I fail to pay in full for the Common Shares for which I have subscribed, the Fund may exercise any of the remedies provided for herein or in the Prospectus Supplement. TO SELL: If I have checked the box on line D, I authorize the sale of Rights by the Subscription Agent according to the procedures described in the Prospectus Supplement. Daytime telephone number: _______________________________________________ Evening telephone number: _______________________________________________ Email address: _________________________________________________________ Sell any Unexercised Remaining Rights □ (Please sign form on front) In order to sell your Rights this card must be received by October 14 2024. Deliver a certificate representing _______________________________________ Unexercised Rights to the Assignee at the address in Section 1 Transfer ____________________________________________________________ Rights to the Transferee designated in Section 2 SECTION 2. TO TRANSFER RIGHTS: (Per Line F): For value received, __________ of the Rights represented by this Form of Exercise, Sale or Transfer are assigned to: _____________________________________________________________________ Print full name of Assignee and Social Security Number _____________________________________________________________________ Print Full Address _____________________________________________________________________ Signature(s) of Assignor(s) The signature(s) on this Form of Exercise, Sale or Transfer must correspond with the name(s) of the registered holder(s) exactly as it appears on the face of the Subscription Rights Certificate without any alteration or change whatsoever. In the case of joint registered holders, each person must sign this Form of Exercise, Sale or Transfer in accordance with the foregoing. If you sign this Form of Exercise, Sale or Transfer in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other fiduciary or representative, you must indicate the capacity in which you are signing when you sign and, if requested by the Subscription Agent in its sole and absolute discretion, you must present to the Subscription Agent satisfactory evidence of your authority to sign in that capacity. If you wish to transfer your Rights, then your signature must be guaranteed by an Eligible Guarantor Institution, as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, which may include: (a) a commercial bank or trust company; (b) a member firm of a domestic stock exchange; or (c) a savings bank or credit union. _____________________________________________________________________ Signature (name of bank or firm): _____________________________________________________________________ Guaranteed by (signature/title): DELIVERY OF THIS FORM OF EXERCISE, SALE OR TRANSFER TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.